EXHIBIT 10.1

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

            THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is made and entered into and effective as of August 29, 2005 (the "Effective Date"), by and among SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "Company"), and each direct or indirect Subsidiary of the Company identified on the signature pages of this Amendment as a borrower (individually "Borrower"; all Borrowers together with the Company, collectively, "Borrowers"), the financial institution(s) listed on the signature pages hereof, and their respective successors and assignees (each, a "Lender" and, collectively, "Lenders"), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (in its individual capacity as a Lender, "CapitalSource", and in its capacity as collateral agent, "Collateral Agent").

R E C I T A L S

WHEREAS, Borrowers, the Company, Lenders and Collateral Agent entered into (i) that certain Loan and Security Agreement (the "Loan and Security Agreement"), dated as of September 5, 2003, (ii) that certain post-closing letter agreement (the "First Letter Agreement"), dated as of September 5, 2003, among Borrowers, Collateral Agent, and the Lenders, (iii) that certain post-closing letter agreement (the "Second Letter Agreement"), dated as of November 5, 2003, among Borrowers, Collateral Agent, and the Lenders, (iv) that certain post-closing letter agreement (the "Third Letter Agreement"), dated as of January 21, 2004, (v) that certain post-closing letter agreement (the "Fourth Letter Agreement"), dated as of January 22, 2004, (vi) that certain post-closing letter agreement (the "Fifth Letter Agreement"), dated as of March 2, 2004, (vii) that certain post-closing letter (the "Special Advance Letter"), dated as of December 6, 2004, (viii) that certain First Amendment to Loan and Security Agreement (the "First Amendment"), dated as of May 6, 2004, (viii) that certain Second Amendment to Loan and Security Agreement (the "Second Amendment"), dated as of August 2, 2004, (ix) that certain Third Amendment to Loan and Security Agreement (the "Third Amendment") dated as of January, 2005, (x) that certain Fourth Amendment to Loan and Security Agreement (the "Fourth Amendment") dated as of March 1, 2005, (xi) that certain Fifth Amendment to Loan and Security Agreement (the "Fifth Amendment"), dated as of April 8, 2005, and (xii) that certain Sixth Amendment to Loan and Security Agreement (the "Sixth Amendment"), dated as of August 10, 2005 (the Loan and Security Agreement, the First Letter Agreement, the Second Letter Agreement, the Third Letter Agreement, the Fourth Letter Agreement, the Fifth Letter Agreement, the Special Advance Letter, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment collectively being referred to herein as the "Loan Agreement").

WHEREAS, CareerStaff Unlimited, Inc., a Delaware corporation ("CareerStaff"), one of the Borrowers, desires to acquire from Horizon Health Corporation, a Delaware corporation ("Horizon"), all of its right, title and interest in and to its membership interests (the "Membership Interests") in ProCare One Nurses, LLC, a Delaware limited liability company ("ProCare"), pursuant to that certain Membership Interest Purchase Agreement, by and between CareerStaff and Horizon, dated as of August 22, 2005 (the "Membership Purchase Agreement").

WHEREAS, CareerStaff has requested that Lenders and Collateral Agent consent to the transactions contemplated by the Membership Purchase Agreement.

WHEREAS, the Lenders desire that the "Second Anniversary Payment" (as such term is defined in the Omnicare Purchase Agreement) payable by Omnicare, Inc., a Delaware corporation ("Omnicare"), to the Borrowers pursuant to that certain agreement captioned "Asset Purchase Agreement" (the "Omnicare Purchase Agreement") made and entered into as of June 15, 2003 by and among Omnicare, SunScript Pharmacy Corporation, a New Mexico corporation, First Class Pharmacy, Inc., a California corporation, Advantage Health Services, Inc., a Florida corporation, HoMed Convalescent Equipment, Inc., a New Jersey corporation, and SunScript Medical Services, Inc., a Florida corporation, be deemed an Eligible Receivable.

WHEREAS, Borrowers, Collateral Agent and Lenders have agreed to modify and amend the Loan Agreement on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Loan Agreement as follows:

            1.       Definitions.  All capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings assigned to such terms in the Loan Agreement.

            2.       Consent to Transactions.  Effective as of the Effective Date and subject to the satisfaction of the conditions set forth in Section 4 hereof, Lenders and the Borrowers hereby agree to the following:

                      A.       CareerStaff shall be permitted to acquire the Membership Interests and to establish ProCare as a Subsidiary of CareerStaff; it being understood that immediately after the closing of the transactions contemplated by the Membership Purchase Agreement ProCare shall become a Borrower under the Loan Agreement and shall be obligated in the same manner and to the same extent of each of the other Borrowers under the Loan Agreement.

                      B.       The Company shall be permitted to execute and deliver to Horizon an unsecured guaranty of, and CareerStaff shall be permitted to incur and remain liable for, the obligations of CareerStaff under (1) that certain promissory note in the original principal amount of $2,100,000 made by CareerStaff in favor of Horizon and (2) that certain promissory note in the original principal amount of $2,000,000 made by CareerStaff in favor of Horizon that will be delivered to Horizon as payment for a portion of the purchase price under the Membership Purchase Agreement.

            3.       Omnicare Payments.  The Second Anniversary Payment payable by Omnicare to the Borrowers, pursuant to the Omnicare Purchase Agreement, shall be deemed to be an Eligible Receivable until October 31, 2005, subject to the right of the Lenders to create reserves.  All such payments shall continue to be used to pay the Loans in accordance with Sections 2.4(E) and 4.5(P) of the Loan Agreement.

            4.       Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Lenders, unless specifically waived in writing by Lenders:

                      A.       Lenders shall have received all of the following, each in form and substance satisfactory to each of the Lenders in its sole discretion, and, where applicable, each duly executed by each party thereto, other than Lenders:

                                  (1)       This Amendment, duly executed by Borrowers;

                                  (2)       A copy of a release of the Pledge of the Membership Interests to JPMorgan Chase Bank N.A. ("JPMorgan") that encumbers the Membership Interests and a release of those certain security interests evidenced by the UCC-1 financing statements filed with the Secretary of State of Delaware on July 8, 2002 as document numbers 21652662 and 21653157; and

                                  (3)       All other documents Lenders may request with respect to any matter relevant to this Amendment or the transactions contemplated hereby.

                      B.       All representations and warranties of Borrowers in the Loan Agreement or any other Loan Document shall be true and correct in all material respects at and as of the date hereof and as of the effective date of this Amendment as though then made, except (1) to the extent of the changes caused by the transactions expressly contemplated herein, and (2) for such representations and warranties as by their terms expressly speak as of an earlier date.

                      C.       No Material Adverse Effect or Material Adverse Change shall have occurred or be reasonably expected to occur.

                      D.       No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Lenders.

                      E.       All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be duly authorized and executed.

                      F.       Payment by Borrowers of all fees and costs incurred by Collateral Agent in preparation and execution of this Amendment (including attorneys' fees and costs, title costs and recording fees); provided, however, that Borrowers shall only be required to pay such fees and costs that are invoiced to Borrowers no later than one business day prior to funding in order to comply with this condition to effectiveness (but in all events, such fees and costs shall be immediately due and payable when invoiced to Borrowers regardless as to whether such invoice is delivered later than one business day prior to funding).

            5.       Waiver.  Nothing contained herein shall be construed as a waiver by the Lenders of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment or any other contract or instrument between the Lenders and the Borrowers, and the failure of the Lenders at any time or times hereafter to require strict performance by the Borrowers of any provision thereof shall not waive, affect or diminish any right of the Lenders to thereafter demand strict compliance therewith.  The Lenders hereby reserve all rights granted under the Loan Agreement, the other Loan Documents, this Amendment, and any other contract or instrument between the Borrowers and Lenders.

            6.       Ratification.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified by this Amendment, each and every covenant, warranty and other provision of the Notes and the other Loan Documents is hereby ratified and reaffirmed (as though restated in this Amendment as of the date hereof) and shall remain in full force and effect.  The Borrowers and Lenders agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  This Amendment is not intended and shall in no way act as a novation of the Loans or a release, relinquishment, alteration or reissue of the liens and security interests securing the payment of the Notes.

            7.       Representations and Warranties.  Each of the Borrowers hereby represents and warrants to Lenders that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and delivered in connection herewith (i) have been authorized by all requisite corporate or partnership action on the part of each Borrower, (ii) are within its powers, (iii) have been duly authorized, and (iv) do not contravene (A) its articles of incorporation or bylaws or other organization documents or (B) any applicable law; (b) each Borrower is authorized to execute, deliver and perform this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Documents are true and correct in all material respects on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date, except for such representations and warranties as are by their express terms limited to a specific date and taking into account any amendment to schedules or exhibits as a result of any disclosure made by Borrowers to Collateral Agent after the Closing Date and approved in writing by the Collateral Agent; (d) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing; (e) each Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; (f) no Borrower has amended its articles of incorporation or bylaws or other organization documents since the date of the Loan Agreement; (g) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or the Loan Documents executed in connection herewith, as applicable, by or against such Borrower; (h) upon release of the security interests of JPMorgan, the Membership Interests and ProCare are free and clear of any and all liens or encumbrances, and claims of ownership, except as otherwise subject to the Loan Agreement; (i) a true and correct copy of the Omnicare Purchase Agreement has been delivered to Lenders; (j) the Omnicare Purchase Agreement has not been amended or modified except as otherwise disclosed in writing to Lenders; (k) there are no defaults under the Omnicare Purchase Agreement; and (l) the Second Anniversary Payment payable by Omnicare to the Borrowers under the Omnicare Purchase Agreement, as of the date hereof, is equal to $15,000,000 (subject to potential offsets by Omnicare).

            8.       Survival of Representations and Warranties.  All representations and warranties made herein and in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Lenders or any closing shall affect the representations and warranties or the right of the Lenders to rely upon them.

            9.       Release.

                      A.       As of the date hereof, each of the Borrowers and the Company, for themselves and their successors and assigns (collectively, the "Borrower Parties") hereby fully and forever releases, discharges and acquits each of the Lenders, the Collateral Agent and their parent, subsidiary, affiliate and predecessor corporations, and their respective past and present officers, directors, shareholders, partners, attorneys, legal representatives, agents and employees, and their successors, heirs and assigns and each of them, of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether liquidated or unliquidated, known or unknown, to any of the Borrowers (collectively, "Claims"), which any of such Borrower Parties may now have against any of said persons, firms or entities, by reason of, arising out of or based upon conduct, events or occurrences on or before the date hereof relating to:  (i) any of the Loans or the Loan Documents; (ii) the review, approval or disapproval of any and all documents, instruments, projections, advances, estimates, plans, specifications, drawings and all other items submitted to any of the Lenders or Collateral Agent in connection with the Loans or the Loan Documents; (iii) the disbursements of funds under the Loan Documents; (iv) the amendment or modification of the Loan Agreement made pursuant to this Amendment; (v) any Lender's or Collateral Agent's acts, statements, conduct, representations and omissions made in connection with the Loans or Loan Documents and any amendment or modification relating thereto; or (vi) any fact, matter, transaction or event relating as of the date hereof, provided that nothing contained herein shall be deemed a release of any Lender's or Collateral Agent's obligations under this Amendment or (to the extent first arising and accruing after the date hereof) the Loan Agreement, as modified, or (to the extent first arising and accruing after the date hereof) a release of any Lender's or Collateral Agent's obligations under the Loan Documents as expressly set forth therein.

                      B.       Each of the Borrower Parties represents and warrants that it has not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released hereunder or any portion thereof or interest therein, and each of the Borrower Parties agrees, jointly and severally, to indemnify, defend and hold the parties set forth hereinabove harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer.

                      C.       It is hereby further understood and agreed that the acceptance of delivery of this release by the parties released hereby shall not be deemed or construed as an admission of liability of any nature whatsoever arising from or related to the subject of the within release.

                      D.       Each of the Borrower Parties hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Amendment, including the foregoing release and waivers, that it has read the provisions of this Amendment, including the foregoing release and waivers, that it has had the foregoing release and waivers fully explained by such counsel, and that it is fully aware of its contents and legal effect.

            10.      Entire Agreement.  This Amendment, the Loan Documents and the exhibits attached thereto constitute the entire agreement of the Company, Collateral Agent, the Borrowers and Lenders concerning the transactions contemplated by this Amendment and supersede and cancel any and all previous negotiations, arrangements, agreements, understandings or letters of interest or intent.

            11.      Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

            12.      Counterparts. This Amendment may be executed via telecopier or facsimile transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. This Amendment shall become effective upon the execution and delivery of an executed counterpart hereof by each of the parties hereto.

                                        IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment on and as of August 29, 2005.

CAPITALSOURCE FINANCE LLC, as
Collateral Agent and as Lender
By: /s/Keith D.Reuben
Name: Keith D. Reuben
Title: Managing Director

Wells FARGO FOOTHILL, INC.,
as Lender
By: /s/Mark Bradford
Name: Mark Bradford
Title: AVP

ACKNOWLEDGED AND AGREED TO
as of the 29th day of August, 2005 on
behalf of all Borrowers

SUN HEALTHCARE GROUP, INC.,
a Delaware corporation

By: /s/Michael Newman
Name: Michael Newman
Title: Executive Vice President

Advantage Health Services, Inc.
Americare Health Services Corp.
Atlantic Medical Supply Company, Inc.
Bergen Eldercare, Inc.
BP Sun Alliance, Inc.
Brent-Lox Hall Nursing Home, Inc.
Care Home Health Services
CareerStaff Management, Inc.
CareerStaff Services Corporation
CareerStaff Unlimited, Inc.
Coalinga Rehabilitation Center
Covina Rehabilitation Center
Duval Healthcare Center, Inc.
Fairfield Rehabilitation Center
First Class Pharmacy, Inc.
Fullerton Rehabilitation Center
Grand Terrace Rehabilitation Center
Heritage Rehabilitation Center
HoMed Convalescent Equipment, Inc.
HTA of New York, Inc.
Huntington Beach Convalescent Hospital
Libbie Rehabilitation Center, Inc.
Manatee Springs Nursing Center, Inc.
Masthead Corporation
Mediplex Management of Palm Beach County, Inc.
Mediplex Management, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.

By: /s/Michael Newman
Name: Michael Newman
Title: Vice-President

Mediplex of Kentucky, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Jersey, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
New Bedford Nursing Center, Inc.
Newport Beach Rehabilitation Center
Orange Rehabilitation Hospital, Inc.
P.M.N.F. Management, Inc.
Pacific Health Care, Inc.
PRI, Inc.
Quality Care Holding Corporation
Quality Nursing Care of Massachusetts, Inc.
Regency Health Services, Inc.
Regency High School, Inc.
Regency Rehab Hospitals, Inc.
Rose Rehabilitation Center
San Joaquin G. P. Corporation
SHG Services, Inc.
SRT, Inc.
Sun Lane Purchase Corporation
SunAlliance Healthcare Services, Inc.
SunBridge Beckley Health Care Corp.
SunBridge Braswell Enterprises, Inc.
SunBridge Brittany Rehabilitation Center, Inc.
SunBridge Care Enterprises, Inc.
SunBridge Care Enterprises West
SunBridge Carmichael Rehabilitation Center
SunBridge Charlton Healthcare, Inc.
SunBridge Circleville Health Care Corp.
SunBridge Clipper Home of North Conway, Inc.
SunBridge Clipper Home of Portsmouth, Inc.
SunBridge Clipper Home of Rochester, Inc.
SunBridge Clipper Home of Wolfeboro, Inc.
SunBridge Dunbar Health Care Corp.
SunBridge Gardendale Health Care Center, Inc.
SunBridge Glenville Health Care, Inc.
SunBridge Goodwin Nursing Home, Inc.
SunBridge G. P. Corporation
SunBridge Hallmark Health Services, Inc.
SunBridge Harbor View Rehabilitation Center

By: /s/Michael Newman
Name: Michael Newman
Title: Vice-President

SunBridge Healthcare Corporation
SunBridge, Inc.
SunBridge Jeff Davis Healthcare, Inc.
SunBridge Maplewood Healthcare Center of Jackson, Tennessee, Inc.
SunBridge Marion Health Care Corp.
SunBridge Meadowbrook Rehabilitation Center
SunBridge Mountain Care Management, Inc.
SunBridge Nursing Home, Inc.
SunBridge Paradise Rehabilitation Center, Inc.
SunBridge Putnam Health Care Corp.
SunBridge Regency Rehab Hospitals, Inc.
SunBridge Regency-North Carolina, Inc.
SunBridge Regency-Tennessee, Inc.
SunBridge Rehab of Colorado, Inc.
SunBridge Retirement Care Associates, Inc.
SunBridge Salem Health Care Corp.
SunBridge San Bernardino Rehabilitation Hospital, Inc.
SunBridge Shandin Hills Rehabilitation Center
SunBridge Statesboro Health Care Center, Inc.
SunBridge Stockton Rehabilitation Center, Inc.
SunBridge Summers Landing, Inc.
SunBridge West Tennessee, Inc.
SunCare Respiratory Services, Inc.
SunDance Rehabilitation Agency, Inc.
SunDance Rehabilitation Corporation
SunDance Services Corporation
SunHealth Specialty Services, Inc.
SunMark Nevada, Inc.
SunMark of New Mexico, Inc.
SunPlus Home Health Services, Inc.
SunScript Medical Services, Inc.
SunScript Pharmacy Corporation
SunSolution, Inc.
The Mediplex Group, Inc.
U.S. Laboratory Corp.
Vista Knoll Rehabilitation Center, Inc.
Worcester Nursing Center, Inc.

By: /s/Michael Newman
Name: Michael Newman
Title: Vice-President

Therapists Unlimited - Chicago II, L.P.
Therapists Unlimited - Detroit II, L.P.
Therapists Unlimited - Fresno, L.P.
Therapists Unlimited - Indianapolis, L.P.
Therapists Unlimited - Seattle, L.P.
HSR Partners, L.P. (I)

By: /s/Michael Newman
Name: Michael Newman
Title: Vice-President of CareerStaff Management, Inc., as general partner of the above named partnerships

SunDance Rehabilitation Texas, Limited Partnership

By: /s/Michael Newman
Name: Michael Newman
Title: Vice-President of SunDance Rehabilitation Corporation, as
general partner of the above named partnership

West Jersey/Mediplex Rehabilitation, Limited Partnership
By: /s/Michael Newman
Name: Michael Newman
Title: Vice-President of Mediplex of New Jersey, Inc., as general partner of the above named partnership